EXHIBIT (b)
                                     Bylaws


                                     BY-LAWS

                                       OF

                             SIT MUTUAL FUNDS TRUST

                                DECEMBER __, 2003




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                                TABLE OF CONTENTS

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Article I. FISCAL YEAR AND OFFICES.................................................25
        Section 1.  Fiscal Year....................................................25
        Section 2.  Delaware Office................................................25
        Section 3.  Other Offices..................................................25

Article II. MEETINGS OF SHAREHOLDERS...............................................25
        Section 1.  Place of Meeting...............................................26
        Section 2.  Annual Meetings................................................26
        Section 3.  Special Meetings...............................................26
        Section 4.  Notice.........................................................26
        Section 5.  Record Date for Meetings.......................................26
        Section 6.  Quorum.........................................................26
        Section 7.  Voting.........................................................27
        Section 8.  Inspectors ....................................................27
        Section 9.  Stock Ledger and List of Shareholders..........................27
        Section 10. Action Without Meeting.........................................27

Article III. TRUSTEES..............................................................27
        Section 1.  General Powers.................................................27
        Section 2.  Number and Term of Office......................................27
        Section 3.  Elections......................................................27
        Section 4.  Place of Meeting...............................................27
        Section 5.  Quorum.........................................................27
        Section 6.  Regular Meetings...............................................28
        Section 7.  Special Meetings...............................................28
        Section 8.  Telephone Meeting..............................................28
        Section 9.  Informal Actions...............................................28
        Section 10. Committees.....................................................28
        Section 11. Action of Committees...........................................28
        Section 12. Compensation...................................................28

Article IV. NOTICES................................................................28
        Section 1.  Form...........................................................28
        Section 2.  Waiver.........................................................29

Article V. OFFICERS................................................................29
        Section 1.  Executive Officers.............................................29
        Section 2.  Chairman of the Board..........................................29
        Section 3.  President .....................................................29
        Section 4.  Vice-President.................................................29




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        Section 5.  Secretary .....................................................29
        Section 6.  Assistant Secretaries..........................................29
        Section 7.  Treasurer .....................................................29
        Section 8.  Assistant Treasurers...........................................30
        Section 9.  Other Officers.................................................30
        Section 10. Compensation ..................................................30
        Section 11. Tenure ........................................................30

Article VI. INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND OTHER AGENTS......30
        Section 1.  Agents, Proceedings and Expenses...............................30
        Section 2.  Actions other than by Trust....................................30
        Section 3.  Actions other than by Trust....................................31
        Section 4.  Exclusion of Indemnification...................................31
        Section 5.  Successful Defense by Agent....................................31
        Section 6.  Required Approval..............................................31
        Section 7.  Advance of Expenses............................................31
        Section 8.  Other Contractual Rights.......................................32
        Section 9.  Limitations ...................................................32
        Section 10. Insurance .....................................................32
        Section 11. Fiduciaries of Employee Benefit Plan...........................32

Article VII. SHARES OF BENEFICIAL INTEREST.........................................32
        Section 1.  Certificates...................................................32
        Section 2.  Signature .....................................................32
        Section 3.  Recording and Transfer Without Certificates....................32
        Section 4.  Lost Certificates..............................................32
        Section 5.  Transfer of Shares.............................................33
        Section 6.  Registered Shareholders........................................33
        Section 7.  Transfer Agents and Registrars.................................33
        Section 8.  Stock Ledger...................................................33

Article VIII. GENERAL PROVISIONS...................................................33
        Section 1.  Custodianship..................................................33
        Section 2.  Execution of Instruments.......................................33
        Section 3.  Net Asset Value................................................33

Article IX. AMENDMENTS.............................................................33



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                                     BY-LAWS

                      SIT MUTUAL FUNDS TRUST (THE "TRUST")

                                   ARTICLE I.
                             FISCAL YEAR AND OFFICES

                  Section 1. Fiscal Year The fiscal year of the Trust shall be determined by the Board of Trustees.

                  Section 2. Delaware Office The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

                  Section 3. Other Offices The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS



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                  Section 1. Place of Meeting Meetings of the shareholders for the election of trustees shall be held in such place as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting.

                  Section 2. Annual Meetings An annual meeting of shareholders (the "Annual Meeting") is not required to be held unless otherwise provided in and required by the Investment Company Act of 1940.

                  Section 3. Special Meetings Special meetings of the shareholders ("Special Meetings") may be called at any time by the Chairman, President, or by a majority of the Board of Trustees, and shall be called by the Secretary upon written request of the holders of shares entitled to cast not less than 20% of all the votes entitled to be cast at such meeting provided that
(a) such request shall state the purposes of such meeting and the matters proposed to be acted on and (b) the shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. No special meeting need be called upon the request of shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months. The foregoing provisions of this Section 3 notwithstanding, a special meeting of shareholders shall be called upon the request of the holders of at least 10% of the votes entitled to be cast for the purpose of considering removal of a trustee from office as provided in section 16(c) of the Investment Company Act of 1940.

                  Section 4. Notice Not less than 10, nor more than 90 days before the date of every Annual or Special Meeting of shareholders, the Secretary shall cause to be mailed to each shareholder entitled to vote at such meeting at his (her) address (as it appears on the records of the Trust at the time of mailing) written notice stating the time and place of the meeting which, in the case of a Special Meeting, shall be limited to the purposes stated in the notice. Notice of adjournment of a shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting.

                  Section 5. Record Date for Meetings Subject to the provisions of the Declaration of Trust, the Board of Trustees may fix in advance a date not more than 90, nor less than 10 days, prior to the date of any annual or special meeting of the shareholders as a record date for the determination of the shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.

                  Section 6. Quorum Except as otherwise provided by the Investment Company Act of 1940 or in the Trust's Declaration of Trust, at any meeting of shareholders, the presence in person or by proxy of the holders of record of 10% or more of the Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.

                  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.



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                  Section 7. Voting Each shareholder shall have one vote per share (and a fractional vote for each fractional share) held by such shareholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of shareholders. There shall be no cumulative voting in the election of trustees. Votes may be made in person or by proxy.

                  At all meetings of the shareholders, a quorum being present, all matters shall be decided by majority of the votes entitled to be cast held by shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the Investment Company Act of 1940, as from time to time amended, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                  Section 8. Inspectors At any Annual or Special Meeting of shareholders, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

                  Section 9. Stock Ledger and List of Shareholders It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust's transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                  Section 10. Action Without Meeting Any action to be taken by shareholders may be taken without a meeting if a majority of the shares entitled to vote on the matter (or such larger proportion thereof as required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                  ARTICLE III.
                                    TRUSTEES

                  Section 1. General Powers The business of the Trust shall be managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these Bylaws conferred upon or reserved to the shareholders.

                  Section 2. Number and Term of Office The number of trustees which shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than the minimum number permitted by applicable laws, nor more than fifteen. Each trustee elected shall hold office until his successor is elected and qualified. Trustees need not be shareholders.

                  Section 3. Elections Provided a quorum is present at any meeting of shareholders properly called for the purpose of electing trustees, the trustees shall be elected by the vote of a majority of the votes present in person or by proxy, except that any vacancy on the Board of Trustees may be filled by a majority vote of the Board of Trustees, although less than a quorum, subject to the requirements of Section 16(a) of the Investment Company Act of 1940.

                  Section 4. Place of Meeting Meetings of the Board of Trustees, regular or special, may be held at any place as the Board may from time to time determine.

                  Section 5. Quorum At all meetings of the Board of Trustees, a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than two




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persons. The action of a majority of the trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the Investment Company Act of 1940, these Bylaws or the Declaration of Trust. If a quorum shall not be present at any meeting of trustees, the trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 6. Regular Meetings Regular meetings of the Board of Trustees may be held without additional notice at such time and place as shall from time to time be determined by the Board of Trustees provided that notice of any change in the time or place of such meetings shall be sent promptly to each trustee not present at the meeting at which such change was made in the manner provided for notice of special meetings.

                  Section 7. Special Meetings Special meetings of the Board of Trustees may be called by the Chairman or President or any two (2) trustees on one day's notice to each trustee.

                  Section 8. Telephone Meeting Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

                  Section 9. Informal Actions Except as provided in the Investment Company Act of 1940, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by that number of trustees or committee members that would be required to take the same action at a meeting of the Board or committee thereof at which all trustees or committee members were present, and such written consent is filed with the minutes of proceedings of the Board or committee.

                  Section 10. Committees The Board of Trustees may by resolution passed by a majority of the entire Board appoint committees composed of one or more persons, who need not be trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

                  Section 11. Action of Committees In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

                  Section 12. Compensation Any trustee, whether or not he or she is a salaried officer or employee of the Trust, may be compensated for his or her services as trustee or as a member of a committee of trustees, or as chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

                                   ARTICLE IV.
                                     NOTICES

                  Section 1. Form Notices to shareholders shall be in writing and delivered personally or mailed to the shareholders at their addresses appearing on the books of the Trust. Notices to trustees shall be oral or by telephone or facsimile or in writing delivered personally or mailed to the trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed.



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Subject to the provisions of the Investment Company Act of 1940, notice to trustees need not state the purpose of a regular or special meeting.

                  Section 2. Waiver Whenever any notice of the time, place or purpose of any meeting of shareholders, trustees or a committee is required to be given under the provisions of the Declaration of Trust or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy, or at the meeting of trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                   ARTICLE V.
                                    OFFICERS

                  Section 1. Executive Officers The officers of the Trust shall be chosen by the Board of Trustees and may include a Chairman of the Board, President, Secretary and a Treasurer. The Board of Trustees may, from time to time, elect or appoint other officers, including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold two or more offices, except that no person shall be both President and Vice-President.

                  Section 2. Chairman of the Board

                  The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and Trustees and shall have such other duties as may be prescribed, from time to time, by the Board of Trustees.

                  Section 3. President

                  The President shall be the chief executive officer of the Trust. The President shall see that all orders and resolutions of the Board are carried into effect. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

                  Section 4. Vice-President The Vice-Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees or the President may from time to time prescribe.

                  Section 5. Secretary The Secretary shall attend all meetings of the Board of Trustees and all meetings of the shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the shareholders and of the Board of Trustees, shall have charge of the records of the Trust, including the stock books, and shall perform such other duties as may be prescribed by the Board of Trustees, the Chairman or the President. He shall keep in safe custody the seal of the Trust and, when authorized by the Board of Trustees, shall affix and attest the same to any instrument requiring it. The Board of Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

                  Section 6. Assistant Secretaries The Assistant Secretaries (if any) shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees, the Chairman or the President shall prescribe.

                  Section 7. Treasurer The Treasurer, unless another officer has been so designated, shall be the chief financial officer of the Trust. He shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He shall render



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to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his transactions as Treasurer. He shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Trustees.

                  Section 8. Assistant Treasurers The Assistant Treasurers (if any) shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees, Chairman, or the President may from time to time prescribe.

                  Section 9. Other Officers The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

                  Section 10. Compensation The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

                  Section 11. Tenure The officers of the Trust shall serve at the pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 3 the power of appointment has been conferred by the Board of Trustees on any other officer.

                                   ARTICLE VI.
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

                  Section 1. Agents, Proceedings and Expenses. For the purpose of this Article, "agent" means any person who is or was a trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.

                  Section 2. Actions other than by Trust. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.



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                  Section 3. Actions other than by Trust. The Trust shall
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

                  Section 4. Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with the Trust.

                  No indemnification shall be made under Sections 2 or 3 of this
Article:

                  (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to the Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

                  (b) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

                  (c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

                  Section 5. Successful Defense by Agent. To the extent that an agent of the Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

                  Section 6. Required Approval. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

                  (a) A majority vote of a quorum consisting of trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the Investment Company Act of 1940); or

                  (b) A written opinion by an independent legal counsel.

                  Section 7. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority



                                      C-31
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of a quorum of the disinterested, non-party trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

                  Section 8. Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

                  Section 9. Limitations. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:

                  (a) That it would be inconsistent with a provision of the Agreement and Declaration of Trust, a resolution of the shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                  Section 10. Insurance. Upon and in the event of a determination by the Board of Trustees of the Trust to purchase such insurance, the Trust shall purchase and maintain insurance on behalf of any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that the Trust would have the power to indemnify the agent against that liability under the provisions of this Article.

                  Section 11. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person' s capacity as such, even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                  ARTICLE VII.
                          SHARES OF BENEFICIAL INTEREST

                  Section 1. Certificates A certificate or certificates representing and certifying the class and the full, but not fractional, number of shares of beneficial interest owned by each shareholder in the Trust shall not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by facsimile signature or otherwise by the Chairman, President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

                  Section 2. Signature In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

                  Section 3. Recording and Transfer Without Certificates The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust's shares by electronic or other means without the issuance of certificates.

                  Section 4. Lost Certificates The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction and may in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

                  Section 5. Transfer of Shares Transfers of shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Trustees. Every certificate exchanged, surrendered for redemption or otherwise returned to the Trust shall be marked "Canceled" with the date of cancellation.

                  Section 6. Registered Shareholders The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

                  Section 7. Transfer Agents and Registrars The Board of Trustees may, from time to time, appoint or remove transfer agents and or registrars of the Trust, and they may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of beneficial interest thereafter issued shall be countersigned by such transfer agent and shall not be valid unless so countersigned.

                  Section 8. Stock Ledger The Trust shall maintain an original stock ledger containing the names and addresses of all shareholders and the number and class of shares held by each shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within reasonable time for visual inspection.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

                  Section 1. Custodianship Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

                  Section 2. Execution of Instruments All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the Chairman, President or a Vice President.

                  Section 3. Net Asset Value The net asset value per share shall be determined separately as to each class and each series of the Trust's shares, by dividing the sum of the total market value of the class's investments and other assets, less any liabilities, by the total outstanding shares of such class, subject to the Investment Company Act of 1940 and any other applicable Federal securities law or rule or regulation currently in effect.

                                   ARTICLE IX.
                                   AMENDMENTS

                  The Board of Trustees shall have the power to make, alter and repeal the Bylaws of the Trust.


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